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CUSIP No. 20467210                     13D




                             JOINT FILING AGREEMENT                 EXHIBIT 99.1

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the Common Stock of Compression Labs, Incorporated. This Joint Filing Agreement shall be included as an exhibit to such filing. In evidence thereof, each of the undersigned, being duly authorized, hereby executes this Joint Filing Agreement as of the 5th day of December, 1996.

                                            INFINITY INVESTORS LIMITED

                                            By:   /s/ James A. Loughran
                                               ---------------------------------
                                               James A. Loughran
                                               Director

                                            SEACREST CAPITAL LIMITED

                                            By:   /s/ James E. Martin
                                               ---------------------------------
                                               James E. Martin
                                               President